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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                                 PlayCore, INC.
                                       TO

                           JASDREW ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                            PlayCore HOLDINGS, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                           PlayCore HOLDINGS, L.L.C.
                                     AND TO

                                 PlayCore, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates
(the "Share Certificates") evidencing shares of common stock, $0.01 par value per share (the "Shares"), of PlayCore, Inc., a Delaware corporation, are not immediately available, (ii) time will not permit all required documents to reach
First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, by overnight delivery or mailed to the Depositary. See "THE TENDER OFFER -- Section 3
(Procedures for Tendering Shares)" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
           By Mail:                 By Overnight Delivery:             By Hand Delivery:
      First Chicago Trust         First Chicago Trust Company         First Chicago Trust
      Company of New York                 of New York                 Company of New York
 Corporate Actions, Suite 4660   Corporate Actions, Suite 4660    c/o Securities Transfer and
         P.O. Box 2569          525 Washington Blvd, 3rd Floor     Reporting Services, Inc.
  Jersey City, NJ 07303-2569         Jersey City, NJ 07310          Attn: Corporate Actions
                                                                 100 William Street, Galleria
                                                                      New York, NY 10038

                            Facsimile Transmission:

                                 (201) 324-3402
                                       or
                                 (201) 324-3403

                   Confirm Receipt of Facsimile by Telephone:

                                 (201) 222-4707
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Jasdrew Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of PlayCore Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of PlayCore Holdings, L.L.C., a Delaware limited liability company, and/or to PlayCore, Inc., a Delaware corporation, upon terms and subject to the conditions set forth in the Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "THE TENDER OFFER -- Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase.

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Number of shares:                                    Name(s) of Record Holder(s):
---------------------------------------------------  ---------------------------------------------------
Certificate Nos. (if available):                     ---------------------------------------------------
---------------------------------------------------  Please Print
If Shares will be delivered by book-entry Transfer,  Address:
provide the following information:                   ---------------------------------------------------
Account Number: -------------------------------      ---------------------------------------------------
                                                     Zip Code
                                                     Area code and Tel. No.: ------------------------
                                                     Signature(s): ------------------------------------
                                                     ---------------------------------------------------
                                                     Dated: ------------------------------------ , 2000
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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three American Stock Exchange trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

---------------------------------------------------    ---------------------------------------------------
                   Name of Firm                                       Authorized Signature

---------------------------------------------------    ---------------------------------------------------
                      Address                                                 Title

                                                        Name: -------------------------------------------
---------------------------------------------------
                     Zip Code                                         Please Type or Print

  Area Code and Tel. No.: -----------------------       Date: -------------------------------------, 2000

         DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
             DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

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